Exhibit 99.1

atai Life Sciences Reports Fourth Quarter and Full Year 2024 Financial Results
and Recent Corporate Highlights

-	Dosed the first patient in the Phase 2 Elumina trial of VLS-01 (buccal film DMT) for patients with treatment-resistant depression; topline data anticipated in Q1’26

-	Initiated a Phase 2 clinical trial of EMP-01 (oral R-MDMA) for patients with social anxiety; topline data anticipated in Q1’26

-	Beckley Psytech completed enrollment in the Phase 2b study of BPL-003 (mebufotenin benzoate) in patients with treatment-resistant depression; topline data anticipated in mid-25

-	Completed an equity offering with net proceeds of $59.2 million extending operational runway into 2027

NEW YORK and BERLIN, March 17, 2025 – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes, today announced fourth quarter and full year 2024 financial results and provided corporate updates.

“We are beginning the year in a strong financial position, thanks to the recent capital raise, which extends our runway into 2027, beyond when we expect the topline data readouts from the Phase 2 clinical trials of our two core programs, VLS-01 and EMP-01, in Q1’26” stated Srinivas Rao, M.D., Ph.D., Chief Executive Officer and Co-founder of atai. “Our team is focused on executing these trials rigorously and efficiently to drive forward our mission to transform patient outcomes in mental health. We also look forward to several key milestones this year, notably Beckley Psytech’s BPL-003 Phase 2b topline results in patients with treatment-resistant depression as well as RL-007 in patients with cognitive impairment associated with schizophrenia, both expected mid-2025.”

Recent Clinical Highlights and Upcoming Milestones
VLS-01: N,N-dimethyltryptamine (DMT) for treatment-resistant depression (TRD)
•
VLS-01 is an investigational proprietary oral transmucosal film formulation of DMT applied to the buccal surface, designed to fit within the established two-hour interventional psychiatry treatment paradigm.

•	Dosed first patient in Elumina, a Phase 2, multicenter, double-blind, randomized, placebo-controlled trial to assess the safety and efficacy of repeated doses of VLS-01 in patients with TRD.
•	Topline data from the Phase 2 Elumina trial of VLS-01 are anticipated in the first quarter of 2026.

EMP-01: R-enantiomer of 3,4-methylenedioxy-methamphetamine (R-MDMA) for social anxiety disorder (SAD)
•
EMP-01 is an oral formulation of R-MDMA that demonstrated a unique, dose-dependent subjective effect profile in a Phase 1 trial that was generally found to be more similar to classical psychedelics than to racemic MDMA.

•	Initiated a Phase 2 exploratory, randomized, double-blind, placebo-controlled trial to assess the safety, tolerability and efficacy of EMP-01 in adults with SAD.
•	Topline data from the Phase 2 study of EMP-01 are anticipated in the first quarter of 2026.

BPL-003: 5-Methoxy N,N-dimethyltryptamine (mebufotenin) benzoate for TRD and alcohol use disorder (AUD) (strategic investment in Beckley Psytech)
•	BPL-003 is an intranasal transmucosal formulation of mebufotenin benzoate designed to fit within the established two-hour interventional psychiatry treatment paradigm.
•
In March 2025, Beckley Psytech completed patient enrollment in its eight-week, core, randomized, quadruple-masked, global Phase 2b study of BPL-003 in 196 patients with TRD. Topline results from the core phase of the study are expected in mid-2025.

•
In January 2025, Beckley Psytech announced positive topline data from its open-label Phase 2a study of BPL-003 in 12 patients with moderate-to-severe AUD. Initial data demonstrated that a single dose of BPL-003, combined with relapse prevention therapy, produced meaningful and sustained reductions in alcohol use, with 50% of patients maintaining complete abstinence out to three months and was well-tolerated with no serious adverse events reported.

RL-007: Pro-cognitive neuromodulator for cognitive impairment associated with schizophrenia (CIAS) (strategic investment in Recognify Life Sciences)
•	RL-007 is an orally bioavailable compound that has demonstrated pro-cognitive effects in multiple pre-clinical and clinical studies, including two Phase 1 and two Phase 2 trials.
•	Recognify Life Sciences is running a Phase 2b proof-of-concept study in 234 patients living with CIAS. Topline results are expected in mid-2025.

Consolidated Financial Results
Cash, cash equivalents, and short-term securities: As of December 31, 2024, the Company had cash, cash equivalents, restricted cash and short-term securities of $72.3 million compared to $154.2 million as of December 31, 2023. The decrease of $81.9 million was primarily driven by $82.4 million net cash used in operating activities, $15.0 million for the Beckley Psytech investment, and $7.7 million of additional investments to advance our programs; partially offset by $16.1 million in proceeds from the partial sale of our ADS holdings in Compass Pathways, and $5.0 million in proceeds from our committed term loan with Hercules Capital, Inc. In February 2025, the Company completed an equity offering with net proceeds of $59.2 million and now expects its cash, short-term securities, and public equity holdings to be sufficient to fund operations into 2027.

Research and development (R&D) expenses: R&D expenses were $18.9 million and $55.5 million for the three and twelve months ended December 31, 2024, respectively, as compared to $14.2 million and $62.2 million for the comparable prior year periods. The year-over-year full-year decrease of $6.7 million was primarily attributable to a $5.5 million decrease in R&D personnel-related expenses and a $1.4 million decrease in program-specific expenses. The overall decrease in program-specific spend relates to the wind-down of certain programs, offset by the increase in on-going clinical trials and our non-hallucinogenic discovery program. The Company is anticipating R&D spend to increase as its R&D programs progress into later stage clinical trials.

General and administrative (G&A) expenses: G&A expenses for the three and twelve months ended December 31, 2024 were $11.3 million and $47.5 million, respectively, as compared to $19.4 million and $63.6 million for the comparable prior year periods. The year-over-year full-year decrease of $16.0 million was primarily attributable to a $16.2 million decrease in personnel-related expenses and professional services. The Company expects the reduction in G&A spend over prior years to continue.

Net income (loss): Net loss attributable to shareholders for the three and twelve months ended December 31, 2024 was $39.0 million and $149.3 million, respectively, as compared to $18.3 million and $40.2 million for the comparable prior year periods. Net loss attributable to shareholders for the twelve months ended December 31, 2024 includes $48.9 million of non-cash decrease in fair value of assets and liabilities, net and $25.5 million of non-cash share-based compensation. Net loss attributable to shareholders for the twelve months ended December 31, 2023 includes $86.6 million of non-cash increase in fair value of assets and liabilities, net, of which $69.0 million relates to a one-time accounting change, and $33.0 million of non-cash share-based compensation.

About atai Life Sciences
atai is a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes. Our pipeline of psychedelic-based therapies includes VLS-01 (buccal film DMT) for treatment-resistant depression (TRD) and EMP-01 (oral R-MDMA) for social anxiety disorder, which are in Phase 2 clinical development. We are also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for TRD. These programs aim to address the complex nature of mental health providing commercially scalable interventional psychology therapies that can integrate seamlessly into healthcare systems. For the latest updates and to learn more about our mission, visit www.atai.com or follow us on LinkedIn.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: our business strategy and plans;  the potential, success, cost and timing of development of our product candidates, including the progress of preclinical and clinical trials and related milestones; expectations regarding our strategic investment in Beckley Psytech and other investments; expectations regarding our cash runway; and the plans and objectives of management for future operations, research and development and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

Contact Information
Investor Contact:
IR@atai.com

Media Contact:
PR@atai.com

-- Financial Statements Attached --

ATAI LIFE SCIENCES N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)
License revenue	$(5)	$18	$308	$314
Operating expenses:
Research and development	18,942	14,156	55,455	62,203
General and administrative	11,318	19,423	47,544	63,582
Total operating expenses	30,260	33,579	102,999	125,785
Loss from operations	(30,265)	(33,561)	(102,691)	(125,471)
Other income (expense), net	(8,919)	15,241	(45,714)	86,185
Net loss before income taxes	(39,184)	(18,320)	(148,405)	(39,286)
Benefit from (provision for) income taxes	193	(428)	356	(1,016)
Losses from investments in equity method investees, net of tax	—	(394)	(2,000)	(3,593)
Net loss	(38,991)	(19,142)	(150,049)	(43,895)
Net loss attributable to noncontrolling interests	(33)	(850)	(780)	(3,671)
Net loss attributable to ATAI Life Sciences N.V. stockholders	$(38,958)	$(18,292)	$(149,269)	$(40,224)
Net loss per share attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	$(0.24)	$(0.12)	$(0.93)	$(0.25)
Weighted average common shares outstanding attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	160,711,543	158,842,995	160,159,983	158,833,785

ATAI LIFE SCIENCES N.V.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$17,505	$45,034
Securities carried at fair value	44,825	109,223
Short-term restricted cash for other investments	10,000	-
Committed investment funds	-	25,000
Prepaid expenses and other current assets	7,795	5,830
Short-term notes receivable - related party, net	-	505
Property and equipment, net	2,535	981
Operating lease right-of-use assets, net	1,334	1,223
Other investments held at fair value	28,887	89,825
Other investments	42,079	1,838
Intangible assets, net	3,246	1,772
Goodwill	331	-
Long-term notes receivable - related party, net	-	97
Convertible notes receivable - related party	-	11,202
Other assets	850	948
Total assets	$159,387	$293,478
Liabilities and Stockholders' Equity
Accounts payable	$2,616	$4,589
Accrued liabilities	9,847	15,256
Current portion of lease liabilities	477	275
Short-term convertible promissory notes and derivative liability - related party	1,150	-
Short-term convertible promissory notes and derivative liability	1,840	-
Current portion of long-term debt	6,374	-
Other current liabilities	2,647	-
Contingent consideration liability - related party	110	620
Contingent consideration liabilities	212	1,637
Noncurrent portion of lease liabilities	732	990
Convertible promissory notes and derivative liability - related party	-	164
Convertible promissory notes and derivative liability	-	2,666
Long-term debt, net	14,133	15,047
Other liabilities	2,695	7,918
Total stockholders' equity attributable to ATAI Life Sciences N.V. stockholders	116,297	242,962
Noncontrolling interests	257	1,354
Total liabilities and stockholders' equity	$159,387	$293,478